Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

August 7, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   Millennium Energy Corporation

Dear Sirs:

We were previously the principal auditors for Millennium Energy Corporation and we reported on the financial statements of Millennium Energy Corporation for the period from inception, June 28, 2006 to May 11, 2009.  We have read Millennium Energy Corporation's statements under Item 4 of its Form 8-K, dated August 7, 2009, and we agree with such statements.

For the most recent fiscal period through to August 7, 2009, there have been no disagreements between Millennium Energy Corporation and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Mike Moore
Moore & Associates, Chartered
Las Vegas, Nevada

6490 West Desert Inn Road, Las Vegas, NV 89146
(702) 253-7499 Fax (702) 253-7501

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